EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No.  3 to Registration Statement on Form S-3 (No. 333-143680) of our reports dated March 12, 2009 , relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in TerreStar Corporation’s Annual Report on Form 10-K for the year ended December 31, 2008 .   We also consent to the reference to us under the headings “Experts” in such Registration Statement.

/s/ Friedman LLP
East Hanover, New Jersey
March 27, 2009